As filed with the Securities and Exchange Commission on November 30, 2001
                                                      Registration No. 333-42348

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      AMERICAN POWER CONVERSION CORPORATION
             (Exact name of registrant as specified in its charter)

                 Massachusetts                     04-2722013
       (State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization)        Identification No.)

                              132 Fairgrounds Road
                       West Kingston, Rhode Island  02892
                                 (401) 789-5735
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

                             Jeffrey J. Giguere, Esq
                      American Power Conversion Corporation
                              132 Fairgrounds Road
                       West Kingston, Rhode Island  02892
                                 (401) 789-5735
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)
                              ____________________

                                    Copy to:
                            William B. Simmons, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                                Boston, MA  02110
                                 (617) 248-7000

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

     The Registrant hereby removes from registration under this Registration Statement (No. 333-42348) 84,955 shares of Common Stock, $.01 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold or transferred pursuant to this Registration Statement. As of the date hereof, none of the Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Kingston, Rhode Island on November 8, 2001.

                                     AMERICAN POWER CONVERSION CORPORATION


                                 By: /s/ Rodger B. Dowdell, Jr.
                                     Rodger B. Dowdell, Jr.
                                     President and Chief Executive Officer

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

                                Power of Attorney

     Each person whose signature appears below on this Post Effective Amendment No. 1 to the registration statement hereby constitutes and appoints Rodger B. Dowdell and Donald M. Muir, and each of them singly, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Post Effective Amendment No. 1 to the registration statement of American Power Conversion Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents and each of them singly, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                               Capacity                        Date
/s/ Rodger B. Dowdell, Jr.         President, Chief Executive      November 8, 2001
Rodger B. Dowdell, Jr.             Officer and Chairman of the
                                   Board of Directors
                                   (Principal Executive Officer)

                      *            Chief Financial Officer         November 8, 2001
Donald M. Muir                     (Principal Financial and
                                   Accounting Officer)

                      *            Vice President, Clerk and       November 8, 2001
Emanuel E. Landsman                Director

                      *            Vice President and Director     November 8, 2001
Neil E. Rasmussen

                      *            Director                        November 8, 2001
James D. Gerson

                      *            Director                        November 8, 2001
Ervin F. Lyon


/s/ John G. Kassakian              Director                        November 8, 2001
John G. Kassakian

/s/ John F. Keane                  Director                        November 8, 2001
John F. Keane

*By: /s/ Rodger B. Dowdell, Jr.    Attorney-in-Fact                November 8, 2001
     Rodger B. Dowdell, Jr.

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